                                                             Exhibit - (h)(5)(i)

[ING FUNDS LOGO]

December 28, 2005

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Administration Agreement dated September 23, 2002, between ING Equity Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Fundamental Research Fund and ING Opportunistic LargeCap Fund (the "Funds"), two newly established series of ING Equity Trust, effective December 28, 2005 upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the removal of ING Equity and Bond Fund, as this funds recently merged into another fund.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Funds.

                                             Very sincerely,

                                             /s/ Robert S. Naka
                                             Robert S. Naka
                                             Senior Vice President
                                             ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Todd Modic
    -------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000          ING Equity Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                            ING FUNDS SERVICES, LLC

SERIES                                          ADMINISTRATIVE FEE
------                                          ------------------
                                   (as a percentage of average daily net assets)
ING Convertible Fund                                  0.10%
ING Disciplined LargeCap Fund                         0.10%
ING Fundamental Research Fund                         0.10%
ING LargeCap Growth Fund                              0.10%
ING LargeCap Value Fund                               0.10%
ING MidCap Opportunities Fund                         0.10%
ING MidCap Value Choice Fund                          0.10%
ING MidCap Value Fund                                 0.10%
ING Opportunistic LargeCap Fund                       0.10%
ING Real Estate Fund                                  0.10%
ING SmallCap Opportunities Fund                       0.10%
ING SmallCap Value Choice Fund                        0.10%
ING SmallCap Value Fund                               0.10%

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